UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of 2002 Note Purchase Agreements

On July 28, 2006, the Company entered into the Second Amendment to Note Purchase Agreements with certain noteholders of the Company's outstanding $67,000,000 6.66% Senior Notes, Series B, due February 7, 2007, $15,000,000 7.02% Senior Notes, Series C, due February 7, 2009 and $75,000,000 7.37% Senior Notes, Series D, due February 7, 2012 (collectively, the "2002 Notes"). The Second Amendment modifies certain covenants in the original Note Purchase Agreements dated February 7, 2002, as amended by the First Amendment to Note Purchase Agreements dated June 8, 2004 (collectively, the "2002 Note Purchase Agreements").

The Second Amendment provides for the modification of certain covenants of the 2002 Note Purchase Agreements. The Second Amendment, among other things, replaces the definition for "consolidated net worth" with a new definition for "consolidated adjusted net worth," increases the maximum allowable leverage ratio and increases the maximum allowable unencumbered assets ratio. The effectiveness of the covenant modifications contained in the Second Amendment is subject to certain conditions, including, but not limited to, the Company's prepayment of its outstanding $25,000,000 4.97% Senior Notes, Series E, due June 8, 2009 and $75,000,000 5.31% Senior Notes, Series F, due June 8, 2011 (collectively, the "2004 Notes"), and the payment of a fee to all of the holders of the 2002 Notes. The Company has entered into a new Credit Agreement to provide funding for the repayment of the 2004 Notes (see description below).

A copy of the Second Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is incorporated by reference herein. You should also refer to the full text of (1) the Note Purchase Agreement dated as of February 7, 2002 filed as Exhibit 10.25 of the Company's annual report on Form 10-K for the year ended December 31, 2003, and (2) the First Amendment to Note Purchase Agreement dated June 8, 2004, filed herewith as Exhibit 10.2.

Entry into Credit Agreement with Bank of America, N.A. for $100,000,000 Term Loan

On July 28, 2006, the Company entered into a $100 million Credit Agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent and lender and Banc of America Securities LLC, as Arranger, Book Manager and Syndication Agent. The Credit Agreement provides for a $100 million term loan that matures on January 31, 2007. The term of the loan may be extended for an additional six months at the Company's election and upon the payment of an extension fee. The Company has not yet borrowed any funds under the Credit Agreement. If the Company has not drawn any funds under the Credit Agreement on or before December 31, 2006, the Credit Agreement will expire. The proceeds of any borrowings under the Credit Agreement may be used only for the prepayment of the Company's outstanding senior notes. Bank of America, N.A. may elect to syndicate a portion of the loan. Certain subsidiaries of the Company have entered into a guaranty agreement in connection with the Credit Agreement.

The variable interest rate on the credit facility for each interest period is generally based on either (1) an adjusted LIBOR rate plus the applicable interest margin (ranging from 0.4% to 1.0%), determined based on the ratio of the total indebtedness of the Company to its total asset value, or (2) the prime rate or federal funds rate plus 0.5%. Interest is payable either monthly or on the last day of the applicable one, two or three month interest period, depending on the type of interest rate selected by the Company. Principal outstanding under the loan is payable on the maturity date.

The Credit Agreement contains financial covenants relating to leverage, fixed charge coverage and net worth. Other covenants contained in the facility restrict, among other things, certain investments, mergers, asset dispositions, guarantees, debt, liens, acquisitions, affiliate transactions and restricted payments. These covenants, terms and provisions are substantially the same as those contained in the Company's existing $250 million revolving credit facility with Wachovia Bank, N.A. and the other lenders party thereto.

The Credit Agreement contains customary events of default. If any event of default occurs and is continuing, the lenders holding more than 50% of the outstanding principal amount under the loan may accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

A copy of the Credit Agreement is filed as Exhibit 10.3 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

From time to time, Bank of America, N.A., Banc of America Securities, LLC and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financial and other services to the Company for which they have in the past received, and may in the future receive, customary fees.

Entry into New Executive Employment Agreements

On July 27, 2006, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approved a new form of Executive Employment Agreement to be entered into effective as of July 27, 2006 by each of the Company's executive officers and certain other senior officers, excluding Peter S. Rummell, Chairman, Chief Executive Officer and President. The Executive Employment Agreement provides for a one year term that automatically renews for additional one year periods. During the employment period, the executive will be entitled to receive at least the base salary in effect for the executive on the date of the Executive Employment Agreement, together with guaranteed participation in the Company's annual bonus plan and other incentive, retirement and savings plans. The Company will also pay for an annual physical and, for the executive officers, up to $10,000 per year for financial planning expenses.

If the executive's employment is terminated by the Company other than for cause or due to death or disability, or by the executive for good reason, the executive will be entitled to receive the following benefits: (1) a lump sum payment equal to 1.5 times the sum of the executive's base salary plus the executive's targeted annual bonus; (2) a pro rata portion of the annual bonus the executive would have earned in that year; (3) 18 months of health and welfare benefits; and (4) reimbursement of up to $20,000 for outplacement services.

If the executive's employment is terminated during the two year period following a change of control by the Company other than for cause or by the executive for good reason, the executive will receive the following benefits: (1) a lump sum payment equal to two times the sum of the executive's base salary plus the executive's targeted annual bonus; (2) a pro rata portion of the annual bonus the executive would have earned in that year; (3) an amount calculated based on hypothetical continued service by the executive for a period of two or three years (depending on the level of executive) for purposes of determining benefits payable under the Company's retirement plan and supplemental retirement plan, but only to the extent such amount would exceed the executive's actual benefit under the plans; (4) continued health and welfare benefits through the conclusion of the two year period after the change of control; (5) reimbursement of up to $20,000 for outplacement services; and (6) a gross-up amount for any required excise tax payments. These benefits will also be payable to the executive in the event that the executive is terminated in anticipation of a change of control event.

The Executive Employment Agreement also requires the executive to comply with certain restrictive covenants. The executive cannot (1) disclose any confidential information about the Company for two years following termination; (2) directly or indirectly compete with the Company for one year following termination; (3) solicit employees of the Company for one year following termination; and (4) make any negative or disparaging comments about the Company.

A copy of the form of Executive Employment Agreement is filed as Exhibit 10.4 hereto. The foregoing description of the form of Executive Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Executive Employment Agreement, which is incorporated by reference herein.

Grants of Restricted Stock to Executive Officers

At its meeting on July 27, 2006, the Compensation Committee also approved awards of restricted stock to the following executive officers in connection with the Company's succession planning: 30,648 shares to Wm. Britton Greene, President, St. Joe Towns & Resorts and St. Joe Commercial, and 21,891 shares to each of Anthony M. Corriggio, Chief Financial Officer, Christopher T. Corr, Senior Vice President-Strategic Planning and J. Everitt Drew, President, St. Joe Land Company.

The restricted stock is being issued under a stock incentive plan previously approved by the Company’s shareholders. The restricted stock for Messrs. Greene, Corr and Drew will vest in two equal installments on the third and fourth anniversaries of the date of grant. Mr. Corriggio's shares will vest in four equal annual installments commencing on the first anniversary of the date of grant. Vesting may be accelerated upon a change of control, death or disability. Unvested shares are subject to forfeiture upon termination of employment.

Amendment of Outstanding Restricted Stock Agreements and Stock Option Agreements

The Company has previously entered into Restricted Stock Agreements and Stock Option Agreements in connection with grants of shares of restricted stock and stock options to employees and directors under the Company's various stock incentive plans. These agreements provided that any unvested shares of restricted stock or stock options would not accelerate and become vested after a change in control "Corporate Event" until the earlier of 360 days after the Corporate Event or the termination of the participant’s employment without cause. A Corporate Event is defined in the Restricted Stock Agreements and Stock Option Agreements to include (a) the consummation of a merger or similar transaction as a result of which the Company’s stockholders own 50% or less of the surviving entity’s voting securities after such merger or similar transaction, (b) the sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets, or (c) the liquidation or dissolution of the Company.

At its meeting on July 27, 2006, the Compensation Committee approved an amendment to each of the Company's outstanding Restricted Stock Agreements and Stock Option Agreements, which amendment provides for the immediate acceleration of unvested shares of restricted stock and stock options on the date of a Corporate Event involving the Company.

This amendment will apply to all Company employees, including the Company's executive officers and directors, who hold unvested shares of restricted stock and stock options.

Adoption of New Forms of Restricted Stock Agreement and Stock Option Agreement

At its meeting on July 27, 2006, the Compensation Committee adopted new forms of Restricted Stock Agreement and Stock Option Agreement for use in connection with future grants of shares of restricted stock and stock options under the Company's stock incentive plans. The new forms of agreements are substantially similar to the existing forms of agreements. The new forms provide for immediate accelerated vesting in the event of death, disability or a change in control Corporate Event (as described above). If a participant's employment with the Company terminates, all unvested shares of restricted stock and stock options will be forfeited and canceled. In the case of retirement (after five continuous years of service with the Company and attainment of age 55, or as otherwise determined by the Compensation Committee), a participant's unvested restricted shares and stock options will continue to vest according to the original vesting schedule so long as such participant does not work on a full-time basis for a third party. Restricted Shares and Stock Options may not be transferred by the participant.

A copy of the form of Restricted Stock Agreement is filed as Exhibit 10.5 hereto, and a copy of the form of Stock Option Agreement is filed as Exhibit 10.6 hereto. The foregoing description of the forms of Restricted Stock Agreement and Stock Option Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of these agreements, which are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Executive Employment Agreements described under Item 1.01 under the caption "Entry into New Executive Employment Agreements" (which disclosure is incorporated herein by reference), the following agreements between the Company and its executive officers were terminated effective as of July 27, 2006:

(1) Severance Agreement between Wm. Britton Greene and the Company, dated January 5, 2005 (refer to Exhibit 10.26 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004).

(2) Severance Agreement between Anthony M. Corriggio and the Company, dated March 14, 2005 (refer to Exhibit 10.1 to the registrant’s Current Report on Form 8-K dated March 18, 2005).

(3) Severance Agreement between Christopher T. Corr and the Company, dated March 1, 2002 (refer to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005).

(4) Severance Agreement between J. Everitt Drew and the registrant, dated December 3, 2004 (refer to Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005).

(5) Severance Agreement between Christine M. Marx and the Company dated as of March 24, 2003 (refer to Exhibit 99.04 to the Company’s Form 10-Q for the quarter ended March 31, 2003).

(6) Employment Agreement of Michael N. Regan, dated November 3, 1997 (refer to Exhibit 10.17 of the Company's registration statement on Form S-1 (File 333-89146)).

(7) Severance Agreement of Mr. Regan (refer to Exhibit 10.07 to the Company's registration statement on Form S-3 (File No. 333-42397)).

The descriptions of these agreements contained in the Company's Proxy Statement for its 2006 Annual Meeting of Shareholders under the caption "Executive Compensation and Other Information – Employment Contracts and Change in Control Agreements" is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report under the captions "Amendment of 2002 Note Purchase Agreements" and "Entry into a Credit Agreement with Bank of America, N.A. for $100,000,000 Term Loan" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Second Amendment to Note Purchase Agreements dated July 28, 2006, by and among the Company and certain holders of the Company's 2002 Senior Notes party thereto.

10.2 First Amendment to Note Purchase Agreements dated June 8, 2004, by and among the Company and certain holders of the Company's 2002 Senior Notes party thereto.

10.3 Credit Agreement dated July 28, 2006 by and among the Company, Bank of America, N.A. and Banc of America Securities, LLC.

10.4 Form of Executive Employment Agreement

10.5 Form of Restricted Stock Agreement adopted July 27, 2006

10.6 Form of Stock Option Agreement adopted July 27, 2006

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

July 31, 2006	By:	/s/ Peter S. Rummell

Name: Peter S. Rummell
Title: Chairman, Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Note Purchase Agreements dated July 28, 2006, by and among the Company and certain holders of the Company's 2002 Senior Notes party thereto.
10.2	First Amendment to Note Purchase Agreements dated June 8, 2004, by and among the Company and certain holders of the Company's 2002 Senior Notes party thereto.
10.3	Credit Agreement dated July 28, 2006 by and among the Company, Bank of America, N.A. and Banc of America Securities, LLC.
10.4	Form of Executive Employment Agreement
10.5	Form of Restricted Stock Agreement adopted July 27, 2006.
10.6	Form of Stock Option Agreement adopted July 27, 2006